UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2015
Date of Report (Date of earliest event reported)

 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 15, 2015, GlobalSCAPE, Inc. entered into Indemnification Agreements with each of its directors and its principal executive officers: James L. Bindseil, President and Chief Executive Officer, James W. Albrecht, Jr.,  Chief Financial Officer, and Matthew C. Goulet, Senior Vice President of Sales and Marketing (collectively, the Indemnitees”).

Pursuant to the Indemnification Agreements, GlobalSCAPE agreed to indemnify the Indemnitees against all expenses, liabilities and losses, subject to certain limitations, arising out of their respective duties with GlobalSCAPE. The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Amended and Restated Certificate of Incorporation of GlobalSCAPE, the Amended and Restated Bylaws of GlobalSCAPE, insurance and applicable law.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

At the GlobalSCAPE, Inc. Annual Meeting of stockholders held on May 14, 2015, the stockholders approved the three proposals listed below based upon the indicated voting results. These proposals are described in detail in the Company’s proxy statement.

1.	Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas W. Brown	9,829,712	1,989,389	6,811,928

2.	Approval of the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
11,663,422	148,026	7,653	6,811,928

3.	Ratification of the appointment of Padgett, Stratemann & Co., L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions
17,469,368	719,542	442,119

Item 9.01. Financial Statements and Exhibits.

10.1 Form of Indemnification Agreement.

10.2 Form of Restricted Stock Award Agreement under the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ James W. Albrecht, Jr.
Chief Financial Officer
Dated: May 18, 2015